UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2022

Benessere Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39836	85-3223033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3109 Grand Avenue #440

Miami, FL 33130

(Address of principal executive offices, including zip code)

(561) 467-5200

Registrant’s telephone number, including area code

78 SW 7th Street, Unit 800

Miami, FL 33130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, one Right and three-fourths of one Redeemable Warrant	BENEU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	BENE	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one share of Class A Common Stock	BENER	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share Class A Common Stock for $11.50 per share	BENEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed in the filings of Benessere Capital Acquisition Corp., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”), in November 2021, the Company and BCAC Holdings Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with eCombustible Energy LLC (“eCombustible”). On February 11, 2022, BCAC Holdings filed a registration statement on Form S-4 in connection with the proposed business combination with eCombustible, which was reviewed by the SEC and amended on each of April 22, 2022 and May 16, 2022 (the “Registration Statement”). In June 2022, the Company received a subpoena from the SEC seeking various documents regarding, among other things, meetings of its Board of Directors; communications with and the evaluation of potential targets, including eCombustible; information relating to eCombustible; and agreements with certain advisors and affiliates. In connection with the foregoing investigation, the SEC issued an order of examination pursuant to Section 8(e) of the Securities Act with respect to the Registration Statement, and a further subpoena to each of the Company and BCAC Holdings in support thereof. Those subpoenas seek additional documents and information with respect to, among other things, our diligence efforts in examining potential targets other than eCombustible, our communications with respect thereto, and relationships between and among certain of BCAC Holdings and our officers and directors, on the one hand, and other entities (including our Sponsor and the underwriter of our initial public offering) on the other. On June 16, 2022, certain directors of the Company were issued subpoenas by a federal grand jury sitting in the Southern District of New York in connection with an investigation involving Digital World Acquisition Corp. These subpoenas, and the underlying investigations by the Department of Justice and the SEC, have delayed the SEC’s review of the Registration Statement.

On October 8, 2022, the Company received written notice that eCombustible had terminated the Merger Agreement. On October 17, 2022, the Company’s sponsor informed the Company that it would not be making additional monthly contributions to the Company’s trust account in connection with the additional extension period approved by the Company’s stockholders on July 7, 2022. In view of all of the factors described above, the Company’s board of directors has determined to dissolve and liquidate in accordance with its charter and will redeem all of its outstanding shares of Class A common stock that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.45.

In order to provide for the disbursement of funds from the trust account, the Company will promptly instruct the trustee of the Trust Account to take all necessary actions to immediately liquidate the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Holders of Public Shares may redeem their shares for their pro rata portion of the proceeds of the trust account, including interest (net of amounts withdrawn by the Company to pay its taxes and less up to $100,000 of such net interest to pay dissolution expenses) by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares will be effected within ten (10) business days after October 17, 2022.

The Company’s initial stockholders have waived their redemption rights with respect to the outstanding shares of common stock issued prior to the Company’s initial public offering or in a private placement in connection with the closing of the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants and rights, which will expire worthless.

On October 21, 2022, the Company issued a press release announcing the liquidation of the trust account and the dissolution of the Company. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release dated October 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Benessere Capital Acquisition Corp.

By:	/s/ Patrick Orlando
Name:	Patrick Orlando
Title:	Chief Executive Officer

Dated: October 21, 2022